EXHIBIT 21.1

CENTURY ALUMINUM COMPANY
SUBSIDIARIES OF THE REGISTRANT

COMPANY NAME	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	NAME UNDER BUSINESS IS CONDUCTED
Berkeley Aluminum, Inc.	Delaware	Berkeley Aluminum, Inc.
Century Aluminum of West Virginia, Inc.	Delaware	Century Aluminum of West Virginia, Inc.
Century California, LLC	Delaware	Century California, LLC
Century Kentucky, Inc.	Delaware	Century Kentucky, Inc.
Century Bermuda I Limited	Bermuda	Century Bermuda I Limited
Century Aluminum Holdings, Inc.	Delaware	Century Aluminum Holdings, Inc.
Metalsco LLC	Georgia	Metalsco LLC
Skyliner LLC	Delaware	Skyliner LLC
NSA General Partnership	Kentucky	NSA GP
Century Aluminum of Kentucky General Partnership	Kentucky	Century Aluminum of Kentucky, GP
Hancock Aluminum LLC	Delaware	Hancock Aluminum, LLC
Century Aluminum of Kentucky LLC	Delaware	Century Aluminum of Kentucky LLC
Century Bermuda II Limited	Bermuda	Century Bermuda II Limited
Nordural U.S. LLC	Delaware	Nordural U.S. LLC
Nordural Helguvik ehf	Iceland	Nordural Helguvik ehf
Nordural ehf	Iceland	Nordural ehf.
St. Ann Bauxite Holdings Limited	St. Lucia, West Indies	St. Ann Bauxite Holdings Limited
Century Louisiana, Inc.	Delaware	Century Louisiana, Inc.
Century Aluminum Development LLC	Delaware	Century Aluminum Development LLC
Century Aluminum Congo, S.A.	Republic of Congo	Century Aluminum Congo, S.A.
Nordural Grundartangi ehf .	Iceland	Nordural Grundartangi ehf.
Century Aluminum Asia Holdings Limited	Hong Kong	Century Aluminum Asia Holdings Limited
Century Mincenco Holdings Limited	St. Lucia	Century Mincenco Holdings Limited